For Immediate Release

NEWTEK BUSINESS SERVICES SIGNS ALLIANCE WITH MAXIM GROUP

New York, N.Y. - October 17, 2006 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that Maxim Group LLC, will provide to its clients the Newtek suite of small business services, including SBA-guaranteed lending, credit and debit card processing, web site hosting, web design, digital storage and business plan preparation.

“Utilizing the outsourced business and financial services offerings of Newtek allows Maxim Group professionals to deliver continued value to both existing and new clients. It is Maxim Group’s intent to continue to utilize state of the art approaches to further solidify our relationships with both our valued professionals and our clients,” said John Garrity, Director of Sales and Marketing, Maxim Group.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “Maxim Group is a prominent investment banking, securities and investment management firm that has recognized the value of servicing small- to medium-sized businesses. Based on Newtek’s market success, high level of customer service and state-of-the-art technology, we have been contracted to make the Newtek services available to Maxim Group’s clients through their 250 plus registered representatives. Using Newtek’s NewTracker™ web based referral system we can harness the power of Maxim Group’s brokers’ distribution without requiring Maxim Group or their representative to deal with cumbersome paperwork or become experts in these business services. This means that Maxim Group’s clients will have simple and easy access to our services and the registered representatives will have a much broader array of income producing services to offer their clients. Both the representatives and Maxim Group management can use the NewTracker™ system to observe the progress of the referrals, on a daily basis if they desire.”

About Maxim Group

Maxim Group is leading investment banking, securities and investment management firm. Maxim Group’s mission is to maximize the wealth of their clients by providing unbiased advice and superior performance in each of their six core disciplines: asset management, capital markets, estate planning, investment banking, research and wealth management.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market. According to the US Small Business Administration, there are over 25.8 million small businesses in the United States which in total represent 99.7% of all employer firms, generate 60 - 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its approximately 70,000 customers with access to financial, management and technological resources that enable them to grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: U.S. government-guaranteed small business lending services
•	Electronic Payment Processing: Electronic merchant payment processing solutions
•	Insurance Services: Nationwide commercial and personal lines of insurance
•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff
•	Web Hosting: Full service web host including domain registration and online shopping cart tools
•	Web Design and Development: Customized web development services for a powerful web presence
•	Tax Preparation, Advisory and Services: Expert tax planning and consultation
•	Data Storage: Fast, secure, off-site data backup, storage and retrieval
•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition , operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com